                                                                      EXHIBIT 21

                              LIST OF SUBSIDIARIES


                                                     Jurisdiction of
Name of Subsidiary                                    Incorporation
- -----------------                                     -------------

RH Holding Company, Inc.                               California

LegalTeam, Inc.                                        California

Robert Half of Texas G.P. Ltd.                         Delaware

XYZ-II, Inc.                                           Delaware

Robert Half Incorporated                               Florida

R-H International Advertising Fund, Inc.               Florida

Robert Half of Nevada, Inc.                            Nevada

R-H Franchises Western Hemisphere, Inc.                New York

Robert Half of Philadelphia, Inc.                      Pennsylvania

RHT, L.P. (a limited partnership)                      Texas

Fontaine Archer Van de Voorde S.A./N.V.                Belgium

S.A. Robert Half N.V.                                  Belgium

Accountemps S.A./N.V.                                  Belgium

Robert Half Canada Inc.                                Canada

Norman Parsons S.A. (72% owned)                        France

Accountemps S.A.R.L.                                   France

Robert Half S.A.                                       France

Robert Half Limited                                    United Kingdom

Robert Half Personnel (Midlands) Limited               United Kingdom

Envaward Limited                                       United Kingdom

Hatlon Limited                                         United Kingdom